UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 10, 2005

NAVIGANT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-24387	52-2080967
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 INVERNESS CIRCLE EAST ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (303) 706-0800

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAVIGANT INTERNATIONAL, INC.

FORM 8-K

ITEM 8.01. OTHER EVENTS

Navigant International, Inc. (“Navigant”) today announced that it has commenced a solicitation of consents to an amendment of and waiver to the indenture dated as of November 7, 2003 (the “Indenture”), between Navigant and Wells Fargo Bank, National Association, as successor by merger to Wells Fargo Bank Minnesota, N.A., as trustee, pursuant to which Navigant’s 4.875% Convertible Subordinated Debentures due 2023 (“Debentures”) were issued.

The purpose of this consent solictation is to amend the Indenture relating to certain reporting provisions so as to extend the time periods for providing the Trustee with its annual compliance certificate and Annual Report on Form 10-K for the fiscal year ended December 26, 2004 to October 31, 2005 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 27, 2005 and its Quarterly Report on Form 10-Q for the fiscal quarter ending June 26, 2005 to November 9, 2005 and to request holders of the Debentures waive all existing defaults with respect to the reporting provisions of the Indenture prior to the effective date of the amendment, any Events of Default under the Indenture as a result of such defaults and any and all rights to cause the principal of, and accrued interest on, the Debentures to be immediately due and payable as a result of such defaults.

The record date for the consent solicitation is June 8, 2005. The consent solicitation will expire at 5:00 p.m., New York City time, on June 17, 2005, unless extended for up to 30 days by Navigant. Navigant is offering a consent fee of $5.00 per $1,000 original principal amount of the Debentures to each holder of record as of the record date who has delivered (and has not validly revoked) a valid consent prior to the expiration of the consent solicitation. Navigant’s obligation to accept consents and pay the consent fee is conditioned, among other things, on the receipt of consents from holders of at least a majority in aggregate principal amount of Debentures.

This announcement is not a solicitation of consent with respect to the Debentures. The consent solicitation is being made solely by a Consent Solicitation Statement and related documents.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2005.

NAVIGANT INTERNATIONAL, INC.
a Delaware corporation

By:	/s/ Robert C. Griffith
Name:	Robert C. Griffith
Title:	Chief Operating Officer, Chief
Financial Officer and Treasurer
(Principal Financial and
Accounting Officer)

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